Exhibit 10.10

AUSAM ENERGY CORPORATION
REGISTRATION RIGHTS AGREEMENT
dated as of July 3, 2007

AUSAM ENERGY CORPORATION
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”), is made and entered into as of July 3, 2007, by and among Ausam Energy Corporation, a body corporate incorporated pursuant to the laws of the Province of Alberta, Canada (the “Company”) and each of the Holders.
     WHEREAS, prior to the date hereof, certain of the Holders purchased Common Shares or other securities issued by the Company which are convertible into or exchangeable for Common Shares; and
     WHEREAS, certain of the Holders own or have the right to purchase or otherwise acquire Common Shares; and
     WHEREAS, the Company and the Holders deem it to be in their respective best interests to set forth their rights in connection with public offerings and sales of the Common Shares; and
     WHEREAS, the Company has agreed to provide the Holders certain registration rights with respect to the Registrable Shares, as set forth in this Agreement;
     NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and each of the Holders hereby agree as follows:
     Section 1. Definitions.
          As used in this Agreement, the following terms shall have the following meanings:
          “Agreement” has the meaning ascribed to such term in the opening paragraph of this Agreement.
          “Board” means the Board of Directors of the Company.
          “Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.
          “Common Shares” means the common shares of the Company.
          “Company” has the meaning ascribed to such term in the opening paragraph of this Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations, of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
          “Holders” means the holders of Common Shares or other securities issued by the Company which are convertible into or exchangeable Common Shares and the holders of rights to purchase or otherwise acquire Common Shares which shall have executed a counterpart signature page hereto, and includes any successor to, or assignee or transferee of, any such Person or entity which agrees in writing to be treated as an Holder hereunder and to be bound by the terms and comply with all applicable provisions hereof.
          “Information” has the meaning ascribed to such term in Section 3(i) of this Agreement.
          “Inspectors” has the meaning ascribed to such term in Section 3(i) of this Agreement.
          “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
          “Records” has the meaning ascribed to such term in Section 3(i) of this Agreement.
          “Registrable Shares” means (i) any Common Shares held by the Holders or which the Holders have the right to purchase or otherwise acquire (including, but not limited to, by way of conversion or exchange) and (ii) any Common Shares which may be issued or distributed or be issuable in respect of such Common Shares by way of conversion, concession, stock dividend or stock split or other distribution, recapitalization or reclassification or similar transaction, but with respect to such shares, only so long as such shares constitute Restricted Shares.
          “Restricted Shares” means Common Shares held by the Holders or which the Holders have the right to purchase or otherwise acquire. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) a registration statement covering such Registrable Shares has been declared effective by the Commission and such Registrable Shares have been sold or disposed of pursuant to such effective registration statement; (ii) such Registrable Shares have been disposed of pursuant to any Section of Rule 144 (or any similar provision then in force under the Securities Act); (iii) such Registrable Shares are held by the Company or one of its subsidiaries; (iv) such Registrable Shares have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; or (v) such Registrable Shares become eligible for resale under Rule 144(k) (or any similar provision then in force under the Securities Act).
          “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).
          “Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     Section 2. Registration on Form S-1.
          As soon as practicable the Company shall use its reasonable efforts to obtain audited financial statements as of and for its three fiscal years ended December 31, 2006 prepared in accordance with generally accepted accounting principles meeting the requirements of the Commission for a registration statement on Form S-1 relating to the sale of the Common Shares. At such time as the Company shall have obtained audited financial statements as of and for its three fiscal years ended December 31, 2006 prepared in accordance with generally accepted accounting principles meeting the applicable requirements of the Commission, the Company shall prepare, and as soon as practicable file with the Commission, a registration statement on Form S-1 (or any other form for which the Company is then eligible) covering the resale by the Holders of all Registrable Shares then held by the Holders. The Company shall use its reasonable efforts to have the registration statement declared effective by the Commission as soon as practicable. By 9:30 a.m. on the business day following the effective date of the registration statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such registration statement.
     Section 3. Preparation and Filing.
          If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its reasonable efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:
          (a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration;
          (b) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus (in each case including, without limitation, all exhibits) to each Holder, copies of all such documents proposed to be filed; provided, that the Company shall not file any part of any such documents to which any Holder shall have reasonably objected on the grounds that it does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;
          (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all of such Registrable Shares are no longer Restricted Securities and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;
          (d) notify in writing on a timely basis the Holders (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;
          (e) use its reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Holders; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e) or to provide any material undertaking or make any changes in its bylaws or articles of incorporation which the Board determines to be contrary to the best interests of the Company or to modify any of its contractual relationships then existing;
          (f) furnish to the Holders holding such Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the public sale or other disposition of such
Registrable Shares;
          (g) without limiting subsection (e) above, use its reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders holding such Registrable Shares to consummate the disposition of such Registrable Shares;
          (h) notify the Holders holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 3, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Holders prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
          (i) subject to the execution of confidentiality agreements in form and substance satisfactory to the Company, make available upon reasonable notice and during normal business hours, for inspection by the Holders holding such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Holders or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the

Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public; the Holders agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;
          (j) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;
          (k) issue certificates evidencing such Registrable Shares to any underwriter to which the Holders holding such Registrable Shares may sell shares in such offering;
          (1) subject to all the other provisions of this Agreement, use its reasonable efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.
          Each Holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 3(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(h) hereof, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.
     Section 4. Expenses.
          All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided below) incurred by the Company in complying with Section 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses and fees and expenses of the Company’s counsel and accountants shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall be borne by the Holders selling such Registrable Shares, in proportion to the number of Registrable Shares sold by each such Holder.
     Section 5. Mergers, etc.
          The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Shares” shall be deemed to include the common equity interests or other securities, if any, which the Holders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization, provided that, to the extent the Holders receive securities that are by their terms convertible into common equity interests of the issuer thereof, then any such common equity interests as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Shares.”
     Section 6. Information by Holders.
          The Holders shall furnish to the Company such written information regarding the Holders and the distribution proposed by the Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.
     Section 7. Rule 144; Rule 144A.
          (a) If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall use its reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, will, upon the request of any Holder of Registrable Shares, use its reasonable efforts to make publicly available other information) and will use its reasonable efforts to take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Shares, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. After any sale of Registrable Shares pursuant to this Section 13, the Company shall, to the extent allowed by law, cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such Registrable Shares.
          (b) In order to permit the Holders of Registrable Shares to sell the same, if they so desire, pursuant to Rule 144A, the Company shall use its reasonable efforts to comply with all rules and regulations of the Commission applicable in connection with use of Rule 144A. Prospective transferees of Registrable Shares that are Qualified Institutional Buyers (as defined in Rule 144A), which would be purchasing such Registrable Shares in reliance upon Rule 144A, may request from the Company information regarding the business, operations and assets of the Company. As soon as practicable after receipt by the Company of any such request, the Company shall deliver to any such prospective transferee copies of annual audited and quarterly unaudited financial statements of the Company and such other information as may be required to be supplied by the Company for it to comply with Rule 144A.

     Section 8. No Conflict of Rights; Future Rights.
          The Company shall not, after the date hereof, grant any registration rights that conflict with or adversely affect the rights granted to the Holders hereby. If at any time following the date hereof, the Company shall grant to any present or future holder of securities of the Company rights to in any manner cause or participate in any Registration Statement of the Company that are superior to or otherwise conflict with the rights granted to the Holders hereby, then this Agreement shall be amended to provide the Holders with rights equal to those granted after the date hereof.
     Section 9. Termination.
          This Agreement shall terminate and be of no further force or effect when (i) there shall no longer be any Registrable Shares outstanding, or (ii) all of the Registrable Shares may be sold without registration under the Securities Act pursuant to Rule 144(k).
     Section 10. Successors and Assigns.
          This Agreement shall bind and inure to the benefit of the Company, the Holders and, subject to Section 11, the respective successors and assigns of the Company and the Holders.
     Section 11. Assignment.
          Any Holder may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Holder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of Holders herein and had originally been a party hereto.
     Section 12. Entire Agreement.
          This Agreement and the other writings referred to herein contain the entire agreement between the Holders and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.
     Section 13. Notices.
          All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or. first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:
(i)	If to the Company:

Ausam Energy Corporation
1122 Fourth Street S.W., Suite 1430
Calgary, Alberta T2R 1Ml
Telephone: (403) 215-2380
Facsimile: (403) 206-1457
Attention: Chief Executive Officer and President
with a copy to:
Mark Kelly, Esq.
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Telephone: (713) 758-4592
Facsimile: (713) 615-5531
(ii)	If to the Holders, to each Holder’s address set forth on Schedule I.
          All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.
     Section 14. Modifications; Amendments: Waivers.
          The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and the Holders of at least a majority of the Registrable Shares then outstanding.
     Section 15. Remedies; Specific Performance.
          (a) Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement and all rights and remedies which such Holder has been granted at any time under any other agreement or contract and all of the rights which such Holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.
          (b) The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Shares for breaches by the Company of the terms hereof and, consequently, that the equitable remedies of injunctive relief and of specific performance of the terms hereof will be available in the event of any such breach. If any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     Section 16. Severability.
          It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     Section 17. Counterparts.
          This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
     Section 18. Headings.
          The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     Section 19. Governing Law.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

     IN WITNESS WHEREOF, the Company has executed this Registration Rights Agreement on the date first written above.

THE COMPANY: AUSAM ENERGY CORPORATION
By:	/s/ Richard Lummis
Richard Lummis
Vice President, Legal and Compliance and Corporate Secretary

Signature Page to Registration Rights Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

THE HUFF ENERGY FUND, L.P. By WRH ENERGY PARTNERS, L.L.C., General Partner
By:	/s/ Bryan Bloom

Signature Page to Registration Rights Agreement

Schedule I
List of Holders with Addresses
The Huff Energy Fund, L.P.
67 Park Place, 9th Floor
Morristown, NJ 07960